                                 AMENDMENT NO. 8
                                       TO
                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated June 8, 1999, by and among AIM Variable Insurance Funds, Principal Life Insurance Company, and Princor Financial Services Corporation (collectively, the "parties") is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


FUNDS AVAILABLE UNDER THE CONTRACTS

SERIES I AND II SHARES

AIM V.I. Aggressive Growth Fund                            AIM V.I. Growth Fund (Effective May 1, 2006
(Effective May 1, 2006 AIM V.I.Aggressive                  AIM V.I. Growth Fund with merge into AIM
Growth Fund will be merged into AIM V.I.                   V.I. Capital Appreciation Fund)
Capital Appreciation Fund)                                 AIM V.I. High Yield Fund
AIM V.I. Balanced Fund                                     AIM V.I. International Core Equity Fund
AIM V.I. Basic Value Fund                                  AIM V.I. International Growth Fund
AIM V.I. Blue Chip Fund (Effective June 12,                AIM V.I. Large Cap Growth Fund
2006, AIM V.I. Blue Chip Fund will merge                   AIM V.I. Leisure Fund
into AIM V.I. Large Cap Growth Fund)                       AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Capital Appreciation Fund                         AIM V.I. Money Market Fund
AIM V.I. Capital Development Fund                          AIM V.I. Premier Equity Fund (Effective May
AIM V.I. Core Stock Fund (Effective May 1,                 1, 2006 AIM V.I. Premier Equity Fund will
2006 AIM VI Core Stock Fund will merge                     merge into AIM V.I. Core Equity Fund)
into AIM VI Core Equity Fund)                              AIM V.I. Real Estate Fund (will be renamed
AIM V.I. Core Equity Fund                                  AIM V.I. Global Real Estate Fund, effective
AIM V.I. Demographic Trends Fund                           July 3, 2006)
AIM V.I. Diversified Dividend Fund                         AIM V.I. Small Cap Equity Fund
AIM V.I. Diversified Income Fund                           AIM V.I. Small Company Growth Fund (will
AIM V.I. Dynamics Fund                                     be renamed AIM V.I. Small Cap Growth Fund,
AIM V.I. Financial Services Fund                           effective July 3, 2006)
AIM V.I. Global Equity Fund                                AIM V.I. Technology Fund
AIM V.I. Global Health Care Fund                           AIM V.I. Utilities Fund
AIM V.I. Government Securities Fund


SEPARATE ACCOUNTS UTILIZING THE FUNDS

   o  Principal Life Insurance Company Separate Account B

   o  Principal Life Insurance Company Variable Life Separate Account

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2006



                                          AIM VARIABLE INSURANCE FUNDS



Attest:                                   By:
        -------------------------                -------------------------------
Name:   Jim Coppedge                      Name:  Robert H. Graham
Title:  Assistant Secretary               Title: President


                                          PRINCOR FINANCIAL SERVICES CORPORATION


Attest:                                   By:
        -------------------------                -------------------------------
Name:   Cynthia Switzer                   Name:  Ernest Gillum
Title:  Paralegal Analyst                 Title:  V.P. Chief Comp. Officer - PMC


                                          PRINCIPAL LIFE INSURANCE COMPANY


Attest:                                   By:
        -------------------------                -------------------------------
Name:   Cynthia Switzer                   Name:  Sara Wiener
Title:  Paralegal Analyst                 Title:  Director -- Product Management